UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013 (November 13, 2013)

HD SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35979	26-0486780
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 13, 2013, the board of directors (the “Board”) of HD Supply Holdings, Inc. (the “Company”) accepted the resignation of Mr. Mitchell Jacobson from the Board and related responsibilities on the Audit Committee, which resignation shall become effective as of December 31, 2013.

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with Mr. Jacobson’s resignation from the Board, on November 13, 2013, the Company entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Stockholders Agreement (as amended from time to time, the “Stockholders Agreement”), dated as of September 21, 2007, among the Company and certain stockholders of the Company. As a result of the Second Amendment, as of December 31, 2013, certain stockholders of the Company affiliated with Mr. Jacobson will no longer be parties to the Stockholders Agreement.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Second Amendment, dated as of November 13, 2013 to the Second Amended and Restated Stockholders Agreement (as amended from time to time), dated as of September 21, 2007, among the Company and certain stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013	HD SUPPLY HOLDINGS, INC.

	By:	/s/ Ricardo J. Nunez
Ricardo J. Nunez
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

Second Amendment, dated as of November 13, 2013 to the Second Amended and Restated Stockholders Agreement (as amended from time to time), dated as of September 21, 2007, among the Company and certain stockholders of the Company.